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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 8, 1998




                              DERMA SCIENCES, INC.
             (Exact name of registrant as specified in its charter)





      Pennsylvania                  1-31070                     23-2328753
(State or other jurisdiction      (Commission                 (IRS employer
     of incorporation)            File Number)            identification number)







                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
                    (Address including zip code and telephone
                     number, of principal executive offices)






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ITEM 5.  OTHER EVENTS

      Derma Sciences, Inc. (the "Registrant") on July 8, 1998 closed a private placement of Convertible Debentures ("Debentures") in which an aggregate of $4 million was raised. Terms of the Debentures require that upon approval of the Registrant's shareholders of a new class of Series B Convertible Preferred Shares ("Preferred Stock"), the Debentures will automatically convert into units ("Unit(s)"), as hereafter defined, at the rate of $1.20 per Unit. Each Unit will consist of one share of Preferred Stock convertible into one share of Common Stock and one warrant ("Warrant(s)") to purchase one share of Common Stock exercisable at $1.35 per share. The Registrant expects to seek shareholder approval for creation of the Preferred Stock at a special meeting of shareholders which is anticipated to occur in August, 1998.

      Purchasers in the offering include Hambrecht & Quist, San Francisco, Galen Associates, New York, BlueStone Captial Partners, L.P., New York and Redwood Asset Management, Oslow, Norway, as well as certain of the foregoing firms' and Registrant's executives and associates. Proceeds from the private placement will be used for working capital and, where appropriate, strategic acquisitions.

      The Debentures have not been registered under the Securities Act of 1933 (the "Act") and may be offered or sold in the United States only upon registration or pursuant to an exemption from registration. The Registrant has undertaken to file a registration statement under the Act to permit resale of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants.

      The terms and conditions governing the offer and sale of the Debentures are contained in the form of Purchase Agreement attached hereto as exhibit
10.01. The obligations of the Registrant with respect to the registration under the Act of its Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants are described in the form of Registration Rights Agreement attached hereto as exhibit 10.02. The rights and preferences of the Preferred Stock which, together with the Warrants, comprise the Units are described in the form of Certificate of Designations, Voting Powers, Preferences and Rights of the Series B Convertible Preferred Stock attached hereto as exhibit 10.03. Terms governing the issuance and exercise of the Warrants are set forth in the form of Warrant Agreement attached hereto as exhibit 10.04. Terms governing the rights and responsibilities of the holders of the Debentures are set forth in the form of Convertible Debenture attached hereto as exhibit 10.05.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Not applicable
         (b)    Not applicable
         (c)    Exhibits:

                Number  Description
                ------  -----------
                10.01   Form of Purchase Agreement.

                10.02   Form of Registration Rights Agreement.

                10.03 Form of Certificate of Designations, Voting Powers, Preferences and Rights of the Series B Convertible Preferred Stock.

                10.04   Form of Warrant Agreement

                10.05   Form of Convertible Debenture




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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    DERMA SCIENCES, INC.



Date:  July 9, 1998                 By:/s/  Stephen T.Wills, CPA, MST
                                      --------------------------------
                                      Vice President and Chief Financial Officer














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